EXHIBIT 99.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-64002) of PW Eagle, Inc. of our report dated June 28, 2005, relating to the financial statements of the PW Eagle Employees’ Savings Plan which appears in this Form 11-K.

/s/ Grant Thornton LLP
Grant Thornton LLP
Portland, Oregon
June 28, 2005